UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

TERRITORIAL BANCORP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IF YOU RECEIVE A QUESTION THAT YOU DON’T KNOW HOW TO ANSWER, PLEASE DON’T SPECULATE. INSTEAD, DIRECT THE CUSTOMER TO VISIT OUR WEBSITE AT www.TerritorialandHopeCombination.com OR CALL (888) 742-1305. Our merger with Hope Bancorp is an exciting opportunity to create significant value for our shareholders and benefits for our customers, employees and communities across Hawai‘i. To complete this merger, shareholders holding a majority of Territorial shares must vote in favor of it. A Special Meeting of Stockholders will be held for this purpose on November 6, 2024. Additional information on the merger can be found on our website at www.TerritorialandHopeCombination.com. Many of our customers are also Territorial shareholders, and we want to encourage them to vote “FOR” the merger in line with the unanimous recommendation of the Territorial Board of Directors. If customers have questions about the merger or need help voting their shares of Territorial stock: please direct them to call (888) 742-1305 toll-free and a dedicated team member will assist. If customers want additional information: please direct them to www.TerritorialandHopeCombination.com. In your conversations, please emphasize that: • Our local Territorial branches and operations will continue to be led by local teams. • Customers can rely on the same people they do today, with outstanding service and products. • We remain committed to serving and supporting our communities across Hawai‘i. Forward-Looking Statements This communication contains certain statements regarding future events or the future financial performance of Territorial Bancorp Inc. (“Territorial”) and its proposed merger with Hope Bancorp, Inc. (“Hope Bancorp”) that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations regarding the combined company's deposit base, diversification of the loan portfolio as well as overall risk diversification, capital to support growth, strengthened opportunities, enhanced value, geographic expansion, and statements about the proposed transaction being immediately accretive. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “outlook,” or similar expressions. These statements are subject to risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ materially from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of Territorial Bancorp stockholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial and achieving anticipated synergies, cost savings and other financial benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers; and inability to obtain required governmental approvals of the merger on its proposed terms and expected time frames, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s or Territorial’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s or Territorial’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associatedwith current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp or Territorial; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both Hope Bancorp and Territorial; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Territorial’s and Hope Bancorp’s most recent Annual Reports on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). These forward-looking statements are made only as of the date of this presentation and are not guarantees of future results, performance or outcomes. Hope Bancorp and Territorial do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law. Additional Information about the Merger with Hope Bancorp and Where to Find It In connection with the proposed merger with Hope Bancorp, Hope Bancorp has filed with the SEC a Registration Statement on Form S-4, containing the Proxy Statement/Prospectus, which has been mailed or otherwise delivered to Territorial’s stockholders on or about August 29, 2024, as supplemented September 12, 2024. Hope Bancorp and Territorial may file additional relevant materials with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. You may obtain any of the documents filed with or furnished to the SEC by Hope Bancorp or Territorial at no cost from the SEC’s website at www.sec.gov.